                                                                    Exhibit (23)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of McGraw-Hill, Inc. of our report dated February 2, 1994, included in the 1993 Annual Report to Shareholders of McGraw-Hill, Inc.

Our audits also included the consolidated financial statement schedules of McGraw-Hill, Inc. listed in Item 14 (a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-33667) pertaining to the Debt Securities of McGraw-Hill, Inc. and in the Registration Statements on Form S-8 pertaining to the 1983 Stock Option Plan for Officers and Key Employees (No. 2-84058), the 1987 Key Employee Stock Incentive Plan (No. 33-22344), the 1993 Key Employee Stock Incentive Plan (No. 33-49743), the 1993 Stock Payment Plan for Directors (No. 33-49741), and The Savings Incentive Plan of McGraw- Hill, Inc. and Its Subsidiaries, The Employee Retirement Account Plan of McGraw-Hill, Inc. and Its Subsidiaries, The Savings Incentive Plan of Standard & Poor's Corporation and Its Participating Subsidiaries, The Employee Retirement Account Plan of Standard & Poor's Corporation and Its Participating Subsidiaries, Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. and Its Subsidiaries (No. 33-50856) and in the related prospectuses of our report dated February 2, 1994 with respect to the consolidated financial statements incorporated therein by reference, and our report included above with respect to the consolidated financial statement schedules included in this Annual Report (Form 10-K) of McGraw- Hill, Inc.


/s/ ERNST & YOUNG
    ERNST & YOUNG


New York, New York
March 29, 1994





                                     -137-